AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 21, 2007

Registration Statement No. 333-130219

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 3

to

FORM S-1

Registration Statement

Under the

Securities Act of 1933

RICHARDSON ELECTRONICS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	5065	36-2096643
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

40W267 Keslinger Road

P.O. Box 393

LaFox, Illinois 60147-0393

(630) 208-2200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kyle C. Badger, Esq.

Executive Vice President, General Counsel & Secretary

Richardson Electronics, Ltd.

P.O. Box 393

LaFox, Illinois 60147-0393

(630) 208-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Scott Hodes, Esq.

C. Brendan Johnson, Esq.

Bryan Cave LLP

161 North Clark Street, Suite 4800

Chicago, Illinois 60601

Tel: (312) 602-5000

Fax: (312) 602-5050

Richardson Electronics, Ltd. (the “Company”) files this post-effective amendment No. 3 to the registration statement on Form S-1 (File No. 333-130219) (as amended, the “Registration Statement”) to deregister securities which were registered under the Registration Statement but were not sold under the Registration Statement. The offering contemplated by the Registration Statement was the resale of up to $19,000,000 aggregate principal amount of the Company’s 8% Convertible Senior Subordinated Notes due 2011 (the “Notes”) and the common stock issuable upon conversion thereof (together, the “Securities”).

In connection with the original issuance of the Notes on November 21, 2005, the Company entered into a Resale Registration Rights Agreement with initial holders of the Notes. On November 21, 2007, the Company’s obligation to maintain the effectiveness of the Registration Agreement expired and therefore the Company is terminating this offering. Those selling securityholders that are not “affiliates” of the Company, as defined in Rule 144 under the Securities Act of 1933, may continue to sell the Securities as may be permitted by Rule 144(k).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment no. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Kane, State of Illinois, on November 21, 2007.

RICHARDSON ELECTRONICS, LTD.

By:	/S/ EDWARD J. RICHARDSON
Name:	Edward J. Richardson
Title:	Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ EDWARD J. RICHARDSON Edward J. Richardson	Chairman of the Board and Chief Executive Officer (principal executive officer)	November 21, 2007

/s/ KATHLEEN S. DVORAK Kathleen S. Dvorak	Chief Financial Officer (principal financial and accounting officer)	November 21, 2007

/s/ ARNOLD R. ALLEN* Arnold R. Allen	Director	November 21, 2007

/s/ JACQUES BOUYER* Jacques Bouyer	Director	November 21, 2007

/s/ SCOTT HODES* Scott Hodes	Director	November 21, 2007

/s/ AD KETELAARS* Ad Ketelaars	Director	November 21, 2007

/s/ JOHN R. PETERSON* John R. Peterson	Director	November 21, 2007

/s/ HAROLD L. PURKEY* Harold L. Purkey	Director	November 21, 2007

/s/ SAMUEL RUBINOVITZ* Samuel Rubinovitz	Director	November 21, 2007

*	Signed by Kyle C. Badger as attorney-in-fact.